Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES SECOND QUARTER 2019

TOTAL REVENUE OF $64.7 MILLION

CAMARILLO, CA August 8, 2019 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and six months ended June 30, 2019.

Second Quarter 2019 Results

For the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018:

Consolidated

•	Total revenue decreased 2.4% to $64.7 million from $66.3 million;
•	Total operating expenses decreased 9.0% to $59.1 million from $64.9 million;
•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense (1) decreased 1.0% to $54.5 million from $55.1 million;

•	Operating income increased to $5.6 million from $1.3 million;
•	The company’s net loss increased to $3.6 million, or $0.14 net loss per share compared to $2.2 million, or $0.08 net loss per share;
•	EBITDA (1) increased 59.9% to $9.6 million from $6.0 million;
•	Adjusted EBITDA (1) decreased 9.4% to $10.2 million from $11.2 million; and
•	Net cash used by operating activities decreased 57.0% to $1.2 million from $2.8 million.

Broadcast

•	Net broadcast revenue decreased 2.9% to $49.1 million from $50.6 million;
•	Station Operating Income (“SOI”) (1) decreased 14.6% to $11.4 million from $13.3 million;
•	Same Station (1) net broadcast revenue decreased 1.9% to $48.9 million from $49.8 million; and
•	Same Station SOI (1) decreased 13.8% to $11.5 million from $13.4 million.

Digital Media

•	Digital media revenue decreased 2.9% to $10.0 million from $10.3 million; and
•	Digital Media Operating Income (1) increased 24.1% to $2.3 million from $1.9 million.

Publishing

•	Publishing revenue increased 3.5% to $5.6 million from $5.4 million; and
•	Publishing Operating Loss (1) remained consistent at $0.1 million.

Included in the results for the quarter ended June 30, 2019 are:

•

A $0.4 million ($0.3 million, net of tax, or $0.01 per diluted share) net gain on the disposition of assets includes a $0.4 million pre-tax gain of a portion of land on the company’s transmitter site in Miami, Florida;

•	A $0.9 million non-cash compensation charge ($0.7 million, net of tax, or $0.03 per share) related to the expensing of stock options primarily consisting of:
○	$0.5 million non-cash compensation charge included in corporate expenses; and
○	$0.4 million non-cash compensation charge included in broadcast operating expenses.

Included in the results for the quarter ended June 30, 2018 are:

•

A $5.2 million ($3.8 million, net of tax, or $0.14 per share) net loss on the disposition of assets includes a $4.8 million estimated pre-tax loss on the sale of radio stations in Omaha, Nebraska, a $0.3 million pre-tax loss on the sale of land in Muth Valley, California and a $0.2 million pre-tax loss on the sale of land in Covina, California offset by a $0.2 million pre-tax gain on the sale of WBIX-AM in Boston, Massachusetts;

•	A $0.2 million gain ($0.2 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and
•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily included in corporate expenses.

Per share numbers are calculated based on 26,525,564 diluted weighted average shares for the quarter ended June 30, 2019, and 26,177,247 diluted weighted average shares for the quarter ended June 30, 2018.

Year to Date 2019 Results

For the six months ended June 30, 2019 compared to the six months ended June 30, 2018:

Consolidated

•	Total revenue decreased 3.8% to $125.1 million from $130.1 million;
•	Total operating expenses decreased 2.0% to $120.5 million from $123.1 million;
•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense (1) decreased 1.0% to $107.5 million from $108.7 million;

•	Operating income decreased to $4.6 million from $7.0 million;
•	The company’s net loss increased to $3.3 million, or $0.13 net loss per share from $1.3 million, or $0.05 net loss per share;
•	EBITDA (1) decreased 18.3% to $13.3 million from $16.2 million;
•	Adjusted EBITDA (1) decreased 17.0% to $17.8 million from $21.4 million; and
•	Net cash provided by operating activities decreased 22.9% to $7.8 million from $10.1 million.

Broadcast

•	Net broadcast revenue decreased 3.5% to $95.2 million from $98.6 million;
•	SOI (1) decreased 18.0% to $21.0 million from $25.6 million;
•	Same station (1) net broadcast revenue decreased 2.4% to $94.4 million from $96.7 million; and
•	Same station SOI (1) decreased 18.1% to $21.4 million from $26.1 million.

Digital media

•	Digital media revenue decreased 2.2% to $20.2 million from $20.7 million; and
•	Digital media operating income (1) increased 15.7% to $4.5 million from $3.9 million.

Publishing

•	Publishing revenue decreased 9.5% to $9.8 million from $10.8 million; and
•	Publishing Operating Loss (1) increased to $0.8 million from $0.3 million.

Included in the results for the six months ended June 30, 2019 are:

•

A $3.7 million ($2.7 million, net of tax, or $0.10 per share) net loss on the disposition of assets including a $3.8 million pre-tax loss for the sale of radio station WSPZ-AM in Washington, D.C., a $0.2 million pre-tax loss on the sale of Mike Turner’s line of investment products and a $0.2 million pre-tax loss on the sale of HumanEvents.com, offset by a $0.4 million pre-tax gain of a portion of land on the company’s transmitter site in Miami, Florida and a $0.1 million pre-tax gain on the sale of Newport Natural Health;

•	A $0.4 million gain ($0.3 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024;
•	A $0.2 million one-time expense associated with the adoption of ASC 842 ($0.1 million, net of tax) and
•	A $1.1 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options and restricted stock primarily consisting of:
○	$0.6 million non-cash compensation charge included in corporate expenses; and
○	$0.5 million non-cash compensation charge included in broadcast operating expenses.

Included in the results for the six months ended June 30, 2018 are:

•

A $5.2 million ($3.8 million, net of tax, or $0.15 per share) net loss on the disposition of assets includes a $4.8 million estimated pre-tax loss on the sale of radio stations in Omaha, Nebraska, a $0.3 million pre-tax loss on the sale of land in

Muth Valley, California and a $0.2 million pre-tax loss on the sale of land in Covina, California offset by a $0.2 million pre-tax gain on the sale of radio station WBIX-AM in Boston, Massachusetts;
•	A $0.2 million gain ($0.2 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and
•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options consisting of:
○	$0.1 million non-cash compensation charge included in corporate expenses; and
○	$40,000 non-cash compensation charge included in broadcast operating expenses.

Per share numbers are calculated based on 26,355,838 diluted weighted average shares for the six months ended June 30, 2019, and 26,174,393 diluted weighted average shares for the six months ended June 30, 2018.

Balance Sheet

As of June 30, 2019, the company had $231.9 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”) and $22.4 million outstanding on the Asset Based Revolving Credit Facility (“ABL Facility”).

Acquisitions and Divestitures

The following transactions were completed since April 1, 2019:

•	On July 25, 2019, the company acquired the Journeyboxmedia.com website and related assets for $0.5 million in cash.
•	On July 10, 2019 the company acquired certain assets including a digital content library from Steelehouse Productions, Inc. for $0.1 million in cash.
•

On June 27, 2019, the company sold a portion of land on its transmitter site in Miami, Florida, for $0.9 million in cash. The company recognized a pre-tax gain of $0.4 million reflecting the sales price as compared to the carrying value of the land.

•

On June 6, 2019, the company acquired the InvestmentHouse.com website and the related financial newsletter assets and deferred subscription liabilities for $0.6 million in cash. As part of the purchase agreement, the company may pay an additional incentive payment equal to 10% of revenue earned in excess of a predetermined during the incentive period ending May 31, 2020. Using a probability-weighted discounted cash flow model based on its own assumptions as to the ability of InvestmentHouse.com to achieve revenue in excess of the targets at the time of closing, the company estimated the fair value of the contingent earn-out consideration to be $2,500, which approximated the present value based on the earn-out period of less than twelve months.

•

On May 14, 2019, the company sold radio station WSPZ-AM (previously WWRC-AM) in Washington D.C. for $0.8 million in cash. The buyer began programming the station under a Time Brokerage Agreement (“TBA”) on April 12, 2019. The company recorded an estimated pre-tax loss of $3.8 million as of March 31, 2019, based on its plan to sell the station and the probability of the sale, which reflects the sales price as compared to the carrying value of the radio station assets and the estimated closing costs. The company recorded an additional loss of $32,000 upon closing based on the actual closing costs incurred.

Pending transactions:

•

On July 25, 2019, the company entered into an agreement to sell radio stations WWMI-AM and WLCC-AM in Tampa Florida and WZAB-AM and WKAT-AM in Miami, Florida for $8.2 million in cash. The company recognized an estimated pre-tax loss of $4.7 million on July 25, 2019, which reflects the sales price as compared to the carrying value of the assets of the radio stations and the estimated closing costs. This transaction is subject to the approval of the FCC and is expected to close in the third quarter of 2019.

•

On July 10, 2019, the company entered into an agreement to sell radio station WORL-AM in Orlando, Florida for $0.9 million in cash. The company recognized an estimated pre-tax loss of $1.6 million on July 10, 2019, which reflects the sales price as compared to the carrying value of the radio station assets and the estimated closing costs. The company also entered a LMA effective September 2, 2019, under which the radio station will be operated by the buyer pending the closing of the sale of the station. This transaction is subject to the approval of the FCC and is expected to close in the third quarter of 2019.

•

On January 3, 2017, Word Broadcasting began operating our Louisville radio stations (WFIA-AM; WFIA-FM; WGTK-AM) under a twenty-four month TBA. We received $0.5 million in cash associated with an option for Word Broadcasting Network to acquire the radio stations during the term. In December 2018, Word Broadcasting notified the company of their intent to purchase our Louisville radio stations. The TBA contained an extension clause that allowed Word Broadcasting to continue operating the station until the purchase agreement was executed and the transaction closed. On June 28, 2019, the TBA was amended to include an additional 24 months under which Word Broadcasting will program the radio stations with the option to acquire the stations extended to December 31, 2020.

•

On April 29, 2019 the company entered into an agreement to exchange FM Translator W276CR, in Bradenton, Florida with FM Translator W262CP in Bayonet Point, Florida. No cash will be exchanged for the assets.

•

On April 26, 2018, the company entered an agreement to exchange radio station KKOL-AM, in Seattle, Washington for KPAM-AM in Portland, Oregon. The transaction is expected to close in the second half of 2019. No cash will be exchanged for the assets.

Conference Call Information

Salem will host a teleconference to discuss its results on August 8, 2019 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Second Quarter 2019 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through August 22, 2019 and can be heard by dialing (877) 660-6853, passcode 13692370 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Third Quarter 2019 Outlook

For the third quarter of 2019, the company is projecting total revenue to decrease between 4% and 6% from third quarter 2018 total revenue of $65.5 million. Excluding the impact of political revenue and recent acquisitions and dispositions, the company is projecting total revenue to decrease between 2% and 4%. The company is also projecting operating expenses before gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between flat and a decrease of 3% compared to the third quarter of 2018 non-GAAP operating expenses of $55.2 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Loss, and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Loss as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Loss, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(Unaudited)
Net broadcast revenue	$50,563	$49,082	$98,613	$95,175
Net digital media revenue	10,260	9,960	20,654	20,200
Net publishing revenue	5,449	5,638	10,800	9,774

Total revenue	66,272	64,680	130,067	125,149

Operating expenses:
Broadcast operating expenses	37,243	37,707	72,993	74,156
Digital media operating expenses	8,397	7,648	16,771	15,706
Publishing operating expenses	5,522	5,773	11,109	10,595
Unallocated corporate expenses	4,030	4,332	7,951	8,203
Change in the estimated fair value of contingent earn-out consideration	72	—	72	—
Depreciation and amortization	4,511	3,976	8,998	8,205
Net (gain) loss on the disposition of assets	5,154	(357)	5,159	3,667

Total operating expenses	64,929	59,079	123,053	120,532

Operating income	1,343	5,601	7,014	4,617
Other income (expense):
Interest income	—	—	2	1
Interest expense	(4,754)	(4,371)	(9,272)	(8,796)
Gain on early retirement of long-term debt	234	—	234	426
Net miscellaneous income and (expenses)	(88)	18	(13)	19

Net income (loss) before income taxes	(3,265)	1,248	(2,035)	(3,733)
Provision for (benefit from) income taxes	(1,098)	4,892	(696)	(411)

Net loss	$(2,167)	$(3,644)	$(1,339)	$(3,322)

Basic loss per share Class A and Class B common stock	$(0.08)	$(0.14)	$(0.05)	$(0.13)
Diluted loss per share Class A and Class B common stock	$(0.08)	$(0.14)	$(0.05)	$(0.13)
Basic weighted average Class A and Class B common stock shares outstanding	26,177,247	26,525,564	26,174,393	26,355,838

Diluted weighted average Class A and Class B common stock shares outstanding	26,177,247	26,525,564	26,174,393	26,355,838

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2018	June 30, 2019
		(Unaudited)
Assets
Cash	$117	$9
Trade accounts receivable, net	33,020	32,154
Other current assets	10,500	9,047
Property and equipment, net	96,344	94,591
Operating and financing lease right-of-use assets	164	61,780
Intangible assets, net	414,646	408,108
Deferred financing costs	381	304
Other assets	3,856	5,066

Total assets	$559,028	$611,059

Liabilities and Stockholders’ Equity
Current liabilities	$52,878	$66,163
Long-term debt	234,030	227,887
Operating and financing lease liabilities, less current portion	105	60,132
Deferred income taxes	35,272	34,726
Other liabilities	14,874	5,922
Stockholders’ Equity	221,869	216,229

Total liabilities and stockholders’ equity	$559,028	$611,059

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Earnings	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2018	22,950,066	$227	5,553,696	$56	$245,220	$10,372	$(34,006)	$221,869
Stock-based compensation	—	—	—	—	176	—	—	176
Cash distributions	—	—	—	—	—	(1,702)	—	(1,702)
Net loss	—	—	—	—	—	322	—	322

Stockholders’ equity, March 31, 2019	22,950,066	$227	5,553,696	$56	$245,396	$8,992	$(34,006)	$220,665

Distributions per share	$0.065		$0.065
Stockholders’ equity, March 31, 2019	22,950,066	$227	5,553,696	$56	$245,396	$8,992	$(34,006)	$220,665
Stock-based compensation	—	—	—	—	936	—	—	936
Options exercised	200	—	—	—	—	—	—	—
Lapse of restricted shares	389,061	—	—	—	—	—	—	—
Cash distributions	—	—	—	—	—	(1,728)	—	(1,728)
Net loss	—	—	—	—	—	(3,644)	—	(3,644)

Stockholders’ equity, June 30, 2019	23,339,327	$227	5,553,696	$56	$246,332	$3,620	$(34,006)	$216,229

Distributions per share	$0.065		$0.065

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Earnings	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2017	22,932,451	$227	5,553,696	$56	$244,634	$20,370	$(34,006)	$231,281
Stock-based compensation	—	—	—	—	46	—	—	46
Options exercised	8,125	—	—	—	19	—	—	19
Cash distributions	—	—	—	—	—	(1,701)	—	(1,701)
Net income	—	—	—	—	—	828	—	828

Stockholders’ equity, March 31, 2018	22,940,576	$227	5,553,696	$56	$244,699	$19,497	$(34,006)	$230,473

Distributions per share	$0.065		$0.065
Stockholders’ equity, March 31, 2018	22,940,576	$227	5,553,696	$56	$244,699	$19,497	$(34,006)	$230,473
Stock-based compensation	—	—	—	—	126	—	—	126
Options exercised	625	—	—	—	2	—	—	2
Cash distributions	—	—	—	—	—	(1,701)	—	(1,701)
Net (loss)	—	—	—	—	—	(2,167)	—	(2,167)

Stockholders’ equity, June 30, 2018	22,941,201	$227	5,553,696	$56	$244,827	$15,629	$(34,006)	$226,733

Distributions per share	$0.065		$0.065

Salem Media Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2018	2019
OPERATING ACTIVITIES
Net loss	$(1,339)	$(3,322)
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	172	1,112
Depreciation and amortization	8,998	8,205
Amortization of deferred financing costs	587	513
Non-cash lease expense	—	4,448
Accretion of acquisition-related deferred payments and contingent consideration	18	2
Provision for bad debts	796	737
Deferred income taxes	(812)	(546)
Change in the estimated fair value of contingent earn-out consideration	72	—
Gain on early retirement of long-term debt	(234)	(426)
Net (gain) loss on the disposition of assets	5,159	3,667
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(1,099)	3
Inventories	(223)	(353)
Prepaid expenses and other current assets	(383)	1,078
Accounts payable and accrued expenses	488	(459)
Deferred rent expense	(120)	—
Operating lease liabilities	—	(5,765)
Contract liabilities	(1,970)	(1,081)
Deferred rent income	(46)	(84)
Other liabilities	(13)	—
Income taxes payable	20	32

Net cash provided by operating activities	10,071	7,761

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(4,680)	(4,697)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(7)	—
Escrow deposits paid related to acquisitions	(185)	—
Escrow deposits received related to radio station sale	2,045	—
Purchases of broadcast assets and radio stations	(1,100)	—
Purchases of digital media businesses and assets	(70)	(650)
Proceeds from sale of assets	1,791	2,872
Other	(399)	(728)

Net cash used in investing activities	(2,605)	(3,203)

FINANCING ACTIVITIES
Payments to repurchase 6.75% Senior Secured Notes	(9,550)	(6,123)
Proceeds from borrowings under ABL Facility	69,277	54,295
Payments on ABL Facility	(66,374)	(51,539)
Refund (payments) of debt issuance costs	21	(30)
Proceeds from the exercise of stock options	21	—
Payments of deferred installments due from acquisition activity	(15)	—
Payments on financing lease liabilities	(59)	(43)
Payment of cash distribution on common stock	(3,402)	(3,430)
Book overdraft	2,621	2,204

Net cash used in financing activities	(7,460)	(4,666)

Net increase (decrease) in cash and cash equivalents	6	(108)
Cash and cash equivalents at beginning of year	3	117
Cash and cash equivalents at end of period	$9	$9

See accompanying notes

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$64,929	$59,079	$123,053	$120,532
Less depreciation and amortization expense	(4,511)	(3,976)	(8,998)	(8,205)
Less change in estimated fair value of contingent earn-out consideration	(72)	—	(72)	—
Less net gain (loss) on the disposition of assets	(5,154)	357	(5,159)	(3,667)
Less stock-based compensation expense	(126)	(936)	(172)	(1,112)

Total Recurring Operating Expenses	$55,066	$54,524	$108,652	$107,548

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$50,563	$49,082	$98,613	$95,175
Net broadcast revenue – acquisitions	(85)	(73)	(247)	(246)
Net broadcast revenue – dispositions	(577)	(24)	(1,233)	(49)
Net broadcast revenue – format change	(68)	(90)	(456)	(509)

Same Station net broadcast revenue	$49,833	$48,895	$96,677	$94,371

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$37,243	$37,707	$72,993	$74,156
Broadcast operating expenses – acquisitions	(100)	(98)	(371)	(367)
Broadcast operating expenses – dispositions	(585)	(43)	(1,341)	(37)
Broadcast operating expenses – format change	(93)	(195)	(740)	(777)

Same Station broadcast operating expenses	$36,465	$37,371	$70,541	$72,975

Reconciliation of SOI to Same Station SOI
Station Operating Income	$13,320	$11,375	$25,620	$21,019
Station operating loss – acquisitions	15	25	124	121
Station operating (income) loss – dispositions	8	19	108	(12)
Station operating loss – format change	25	105	284	268

Same Station – Station Operating Income	$13,368	$11,524	$26,136	$21,396

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Loss
Net broadcast revenue	$50,563	$49,082	$98,613	$95,175
Less broadcast operating expenses	(37,243)	(37,707)	(72,993)	(74,156)

Station Operating Income	$13,320	$11,375	$25,620	$21,019

Net digital media revenue	$10,260	$9,960	$20,654	$20,200
Less digital media operating expenses	(8,397)	(7,648)	(16,771)	(15,706)

Digital Media Operating Income	$1,863	$2,312	$3,883	$4,494

Net publishing revenue	$5,449	$5,638	$10,800	$9,774
Less publishing operating expenses	(5,522)	(5,773)	(11,109)	(10,595)

Publishing Operating Loss	$(73)	$(135)	$(309)	$(821)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(Unaudited)
Net loss	$(2,167)	$(3,644)	$(1,339)	$(3,322)
Plus interest expense, net of capitalized interest	4,754	4,371	9,272	8,796
Plus provision for (benefit from) income taxes	(1,098)	4,892	(696)	(411)
Plus depreciation and amortization	4,511	3,976	8,998	8,205
Less interest income	—	—	(2)	(1)

EBITDA	$6,000	$9,595	$16,233	$13,267

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(Unaudited)
Net loss	$(2,167)	$(3,644)	$(1,339)	$(3,322)
Plus interest expense, net of capitalized interest	4,754	4,371	9,272	8,796
Plus provision for (benefit from) income taxes	(1,098)	4,892	(696)	(411)
Plus depreciation and amortization	4,511	3,976	8,998	8,205
Less interest income	—	—	(2)	(1)

EBITDA	$6,000	$9,595	$16,233	$13,267

Less net (gain) loss on the disposition of assets	5,154	(357)	5,159	3,667
Less change in the estimated fair value of contingent earn-out consideration	72	—	72	—
Plus (gain) on early retirement of long- term debt	(234)	—	(234)	(426)
Plus net miscellaneous (income) and expenses	88	(18)	13	(19)
Plus non-cash stock-based compensation	126	936	172	1,112
Plus ASC 842 lease adoption	—	—	—	171

Adjusted EBITDA	$11,206	$10,156	$21,415	$17,772

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted

Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(Unaudited)
Net cash provided (used) by operating activities	$(2,802)	$(1,206)	$10,071	$7,761
Non-cash stock-based compensation	(126)	(936)	(172)	(1,112)
Depreciation and amortization	(4,511)	(3,976)	(8,998)	(8,205)
Amortization of deferred financing costs	(317)	(255)	(587)	(513)
Non-cash lease expense	—	(2,181)	—	(4,448)
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(2)	(1)	(18)	(2)
Provision for bad debts	(650)	(417)	(796)	(737)
Deferred income taxes	1,194	(4,758)	812	546
Change in the estimated fair value of contingent earn-out consideration	(72)	—	(72)	—
Net gain (loss) on the disposition of assets	(5,154)	357	(5,159)	(3,667)
Gain on early retirement of long-term debt	234	—	234	426
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	2,275	1,755	1,099	(3)
Inventories	145	97	223	353
Prepaid expenses and other current assets	314	309	383	(1,078)
Accounts payable and accrued expenses	6,141	3,908	(488)	459
Contract liabilities	1,032	1,214	1,970	1,081
Operating lease liabilities (deferred rent)	1	2,307	120	5,765
Deferred rent revenue	23	41	46	84
Other liabilities	13	—	13	—
Income taxes payable	95	98	(20)	(32)

Net loss	$(2,167)	$(3,644)	$(1,339)	$(3,322)

Plus interest expense, net of capitalized interest	4,754	4,371	9,272	8,796
Plus provision for (benefit from) income taxes	(1,098)	4,892	(696)	(411)
Plus depreciation and amortization	4,511	3,976	8,998	8,205
Less interest income	—	—	(2)	(1)

EBITDA	$6,000	$9,595	$16,233	$13,267

Plus net (gain) loss on the disposition of assets	5,154	(357)	5,159	3,667
Plus change in the estimated fair value of contingent earn-out consideration	72	—	72	—
Plus (gain) on the early retirement of long-term debt	(234)	—	(234)	(426)
Plus net miscellaneous (income) and expenses	88	(18)	13	(19)
Plus non-cash stock-based compensation	126	936	172	1,112
Plus ASC 842 lease adoption	—	—	—	171

Adjusted EBITDA	$11,206	$10,156	$21,415	$17,772

Less net cash paid for capital expenditures (1)	(2,208)	(2,293)	(4,680)	(4,697)
Less cash paid for taxes	(190)	(233)	(95)	(103)
Less cash paid for interest, net of capitalized interest	(8,600)	(8,014)	(8,650)	(8,317)

Adjusted Free Cash Flow	$208	$(384)	$7,990	$4,655

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at June 30, 2019	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$231,900,000	6.75%
Asset-based revolving credit facility (2)	22,415,735	4.47%

(1)	$231.9 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.